Exhibit 10.46

SEVERANCE ARRANGEMENTS

Upon termination of employment by the Company, other than for cause, Dawn H. Bertsche, Senior Vice President and Chief Financial Officer, is entitled to payments equal to one year’s salary paid over a one-year period. Donald E. Kneir, President, Decorating Solutions Division and Edward V. Allen, President Packaging Services Division, are entitled to payments upon termination of employment with Multi-Color Corporation, other than for cause, in an amount equal to six month’s salary.